Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this amendment of Registration Statement No. 333-290786 of Equity Bancshares, Inc. on Form S-4 of our report dated March 7, 2025, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Equity Bancshares, Inc. for the year ended December 31, 2024, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Indianapolis, Indiana

November 3, 2025